Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Bitwise 10 Crypto Index ETF
(Exact name of registrant as specified in its charter)
Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC 250 Montgomery Street, Suite 200 San Francisco, California 94104	94104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest of Bitwise 10 Crypto Index ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-287889

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the Bitwise 10 Crypto Index ETF (formerly Bitwise 10 Crypto Index Fund) (the “Trust”). This amendment is being filed in connection with a change to the name of the Trust and the conversion of the Trust to an exchange-traded product. An application for listing of the Shares of the Trust has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Trust’s prospectus, which is a part of Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (Registration Nos. 333-287889), filed with the Securities and Exchange Commission on or about December 4, 2025. Such description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bitwise 10 Crypto Index ETF
Bitwise Investment Advisers, LLC, as Sponsor of the Trust

By:	/s/ Paul Fusaro
Paul Fusaro
Chief Operating Officer and Secretary
(Principal Executive Officer)*

December 4, 2025

* As the Registrant is a Trust, this registration statement is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC in its capacity as the Sponsor of the Registrant. The identified person signing this registration statement is signing in that person's capacity as an authorized officer of Bitwise Investment Advisers, LLC.

Exhibit 1

Trust	I.R.S. Employer Identification No.
Bitwise 10 Crypto Index ETF (formerly Bitwise 10 Crypto Index Fund)	82-3002349